Exhibit 99.1

One City Centre

1021 Main Street, Suite 1960

Houston, TX 77002

Telephone: (713) 337-4077

Delwinds Insurance Acquisition Corp. Announces Anticipated Forward Purchase and Revised Backstop Agreements

Houston, TX, Sept. 12, 2022 (GLOBE NEWSWIRE) – Delwinds Insurance Acquisition Corp. (“DWIN” or the “Company”) (NYSE: DWIN), a publicly traded special purpose acquisition company, announced today that DWIN anticipates entering into an arrangement whereby an institutional investor and its affiliates (collectively, the “Investor”) (i) would commit to own, as of the date (the “Business Combination Closing”) of consummation of Delwinds’ previously announced business combination with FOXO Technologies Inc. (the “Business Combination” and “FOXO”), a certain number of shares of Delwinds Class A common stock (“Public Shares”), and (ii) may purchase up to an additional number of Public Shares from other holders of Public Shares, which shares, in the aggregate may be up to a maximum of 3,000,000 shares (the “Investor Shares”). The Investor Shares would be subject to an agreement between the Company and the Investor in effect for a period of up to fifteen (15) months after the Business Combination Closing. Pursuant to such arrangement, the Investor would have the right to sell the Investor Shares in the open market and, at the end of the term of the Investor agreement, or upon an accelerated maturity date (applicable upon the occurrence of certain events, including based on a the trading price per share of the Class A common stock of the combined company after the Business Combination (the “Combined Company”)), to require the Combined Company to purchase any Investor Shares held by the Investor as of date at a price equal to the redemption price per Public Share at the Business Combination Closing (the “Redemption Price”). Upon entering into such Investor arrangement, Delwinds anticipates an amendment to the previously-disclosed Backstop Subscription Agreements between Delwinds and each of Delwinds’ Chairman and Chief Executive Officer and an affiliate of certain of Delwinds’ officers and directors (together, the “Backstop Investors”) to reflect that a forward purchase agreement is among the arrangements intended to reduce the Backstop Investors’ obligations under the Backstop Subscription Agreements, as a result of which, upon the expected non-redemption of Public Shares in connection with the anticipated Investor arrangement, the Backstop Investors would be not be obligated, and are not expected to, subscribe for Delwinds shares in connection with the Business Combination Closing.

About Delwinds Insurance Acquisition Corp.

Delwinds is a special purpose blank check company formed to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Delwinds’ Chairman and Chief Executive Officer is Andrew J. Poole. For more information on Delwinds, visit www.delwinds.com.

About FOXO Technologies Inc.

FOXO is a technology company aiming to make longevity science fundamental to life insurance. By applying epigenetic science and AI to commercialize saliva-based biomarkers, FOXO plans to simplify the consumer underwriting journey and enhance the consumer value proposition. FOXO’s platform will modernize the life industry with saliva-based underwriting technology and consumer engagement services. FOXO is the parent company of the FOXO Life Insurance Company. For more information about FOXO, visit www.foxotechnologies.com.

Important Information and Where to Find It

Delwinds filed with the SEC a Registration Statement on Form S-4, (as amended, the “Registration Statement”), which contains information about the proposed Business Combination and the respective businesses of FOXO and Delwinds. Delwinds has mailed a final prospectus and definitive proxy statement and other relevant documents to its stockholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/final prospectus or any other document that Delwinds has sent to its stockholders in connection with the Business Combination. The information filed by Delwinds contains substantially more information about FOXO than is being furnished with this communication and may contain information that an investor will consider important in making a decision regarding an investment in Delwinds securities. Delwinds stockholders are urged to read the final prospectus and definitive in connection with the solicitation of proxies for the special meeting to be held to approve the proposed transaction, because these documents contain important information about Delwinds, FOXO and the proposed transaction. Stockholders of Delwinds are also able to obtain a free copy of the proxy statement, as well as other filings containing information about Delwinds, without charge, at the SEC’s website (www.sec.gov) or by calling 1-800-SEC-0330. Copies of the proxy statement and Delwinds’ other filings with the SEC can also be obtained, without charge, at Delwinds’ website at www.delwinds.com/investors or upon written request to One City Centre, 1021 Main Street, Suite 1960, Houston, TX 77002.

Participants In the Solicitation

FOXO and Delwinds and their respective directors and officers and other members of management and employees may be deemed participants in the solicitation of proxies in connection with the proposed business combination. Delwinds stockholders and other interested persons may obtain, without charge, more detailed information regarding directors and officers of Delwinds in the Registration Statement. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies from Delwinds’ stockholders in connection with the proposed business combination is included in the definitive proxy statement/prospectus that Delwinds has filed with the SEC.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” within the meaning of the federal securities laws including statements regarding the expected outcome of the Special Meeting to approve the Business Combination between Delwinds and FOXO, the anticipated consummation date of the Business Combination, the expected listing of the combined company’s stock on the New York Stock Exchange, and the future performance and market opportunities of the combined company. Actual results and performance could differ materially and adversely from those expressed or implied in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of Delwinds and FOXO, including those set forth in the Risk Factors section of Delwinds’ registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Delwinds and FOXO do not undertake any obligation to update these statements for revisions or changes after the date of this release, except as required by law. Neither Delwinds nor FOXO gives any assurance that either Delwinds or FOXO, or the combined company, will achieve its expectations.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contact:

Delwinds Insurance Acquisition Corp.

Bryce Quin

bryce@delwinds.com

Investor Relations

Cody Slach, Matthew Hausch

Gateway Investor Relations

(949) 574-3860

FOXO@gatewayir.com